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                                                                EXHIBIT 99.2


                                     PROXY

                                 TRITEL, INC.

       THIS PROXY IS BEING SOLICITED BY TRITEL, INC.'S BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Joint Proxy Statement-Prospectus dated June 20, 2000 in connection with the special meeting to be held at 10:00 a.m., eastern standard time on Tuesday, August 8, 2000 at the executive offices of Tritel, Inc., 111 E. Capitol Street, Suite 500, Jackson, Mississippi 39201 and hereby appoints William M. Mounger, II and E.B. Martin, Jr., and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the class A voting common stock of Tritel, Inc. registered in the name provided herein which the undersigned is entitled to vote at the August 8, 2000 Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR Proposal 1.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

SEE REVERSE SIDE FOR PROPOSAL 1. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please take note of the important information enclosed with this Proxy.

(SEE REVERSE SIDE)                                            (SEE REVERSE SIDE)


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                   [X]  Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposal 1.

1. Proposal to adopt the Agreement and Plan of Reorganization & Contribution, dated as of February 28, 2000, as amended by Amendment No. 1 to the Agreement and Plan of Reorganization & Contribution, dated as of May 4, 2000, and as further amended by Amendment No. 2 to the Agreement and Plan of Reorganization & Contribution, dated as of June 12, 2000, by and among TeleCorp PCS, Inc., Tritel, Inc., and AT&T Wireless Services, Inc., and of the transactions contemplated thereby pursuant to which TeleCorp PCS, Inc. and Tritel, Inc. will each become a wholly owned subsidiary of a new holding company, TeleCorp-Tritel Holding Company, that will be renamed TeleCorp PCS, Inc. and:

       . each share of Tritel class A voting common and class B non-voting common stock will be automatically converted into 0.76 shares of TeleCorp-Tritel Holding Company class A voting common stock and cash in lieu of any fractional shares;

       . each share of Tritel class C common and class D common stock will be automatically converted into 0.0076 shares of TeleCorp-Tritel Holding Company class E common and class F common stock, respectively, and 0.7524 shares of TeleCorp-Tritel Holding Company class A voting common stock and cash in lieu of any fractional shares;

       . all shares of Tritel voting preference common stock owned by E.B. Martin, Jr. will be automatically converted into an aggregate amount of $10 million;

       . all shares of Tritel voting preference common stock owned by William M. Mounger, II will be automatically converted into three shares of TeleCorp-Tritel Holding Company voting preference common stock. In connection with the merger, Mr. Mounger will receive a put right to sell his shares of TeleCorp-Tritel Holding Company voting preference common stock for $10 million; and

       . each share of Tritel series A preferred and series D preferred stock will be automatically converted into one share of TeleCorp-Tritel Holding Company series B convertible preferred and series G preferred stock, respectively.

                  [__]  FOR    [__]  AGAINST    [__]  ABSTAIN

                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING  [__]

               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [__]


                         Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


               Signature:_______________________________  Date  ______________

               Signature:_______________________________  Date  ______________